UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2010

OSAGE EXPLORATION AND DEVELOPMENT, INC.
(Exact name of small business issuer as specified in its charger)

Delaware	0-52718	26-0421736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2445 Fifth Avenue Suite 310	(619) 677-3956 (Issuer’s telephone number)
San Diego, CA 92101 (Address of principal executive offices)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Larry Ray

Mr. Ray has over 35 years of experience in all phases of international and domestic oil and gas production with both public and private companies.  Since September 2007 he has been an independent oil and gas investor and consultant.  Mr. Ray’s previous experience includes positions as President and Chief Operating Officer and interim Chief Financial Officer of Seven Seas Petroleum, an exploration and production company with primary operations in Colombia which was listed on both the Toronto and American Stock Exchanges, and President and Chief Operating Officer of The GHK Company, a large independent oil and gas company based in the Mid-continent.  During his career Mr. Ray has been involved in drilling over 130 wells, constructing a 25,000 bopd production facility and 40 mile pipeline, evaluating and bidding on more than $250 million in properties and securing over $650 million in financing and farm-out agreements.  Mr. Ray graduated with an MBA in Finance from Eastern New Mexico University in 1971 after receiving a Batchelor of Business Administration from the same institution in 1970.  He is a member of the Association of International Petroleum Negotiators, the American Association of Professional Landmen, the American Association of Petroleum Geologist (Associate Member) and the Society of Petroleum Engineers.  Mr. Ray will receive 500,000 shares of the Company which shall vest as to 100% on September 1, 2010

Mr. Greg Franklin

On September 1, 2010, the Company entered into an employment agreement with Greg Franklin to continue serving as Chief Geologist.

Mr. Franklin has been employed as Chief Geologist by the Company since September 2007 under an employment agreement that ended November 30, 2009.  Mr. Franklin continued to be employed by the company since then but did not have an employment agreement.  Mr. Frankin has also served on the board of the Company since May 2005.   From March 1999 to February 2005 Mr. Franklin was a staff geologist for Barbour Energy.  Mr. Franklin’s previous experience includes positions as Vice President for Gulf Coast Exploration and Development Company and geologist with Conoco.   Mr. Franklin graduated with a Bachelor of Science in Geology from Oklahoma State University in 1980.

Mr. Franklin’s employment agreement is for two years ending November 30, 2012 (“Employment Period”) with an annual base salary of $240,000.  Mr. Franklin will receive 1,000,000 shares of the Company which shall vest as to 100% on September 1, 2010.  Mr. Franklin could be eligible for an annual bonus as determined by the Board of Directors. In the event that Mr. Franklin’s employment is terminated for a Change of Control, then he shall be eligible to receive, in one lump payment, the greater of (i) annual base salary in effect immediately prior to the Change of Control and (ii) the remaining base salary in effect immediately prior to the Change of control owed to Mr. Bradford until the end of the Employment Period.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1	Greg Franklin Employment Agreement dated September 2, 2010

Exhibit 99.2	Restricted Stock Agreement for Greg Franklin dated September 2, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

OSAGE EXPLORATION AND DEVELOPMENT, INC. (Registrant)

Date: September 3, 2010	By:	/s/ Kim Bradford
Kim Bradford
President and Chief Executive Officer

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